Exhibit 99.2

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

On March 18, 2013, Sanchez Energy Corporation (together with its consolidated subsidiaries, the “Company,” “we,” “our,” “us” or similar terms) executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Hess Corporation (“Hess”) for approximately $256 million in cash, subject to customary adjustments (the “Cotulla acquisition”).  On May 31, 2013, the Company completed the Cotulla acquisition for an aggregate adjusted purchase price of $281.2 million.  The effective date of the transaction was March 1, 2013.

The purchase price was funded with borrowings under the Company’s First Lien Credit Agreement, which was subsequently replaced using proceeds from a June 13, 2013 offering of the Company’s 7.75% senior notes, cash on hand, and proceeds from the Company’s private placement of the Series B Convertible Perpetual Preferred Stock. The total purchase price was allocated to the assets purchased and liabilities assumed in the Cotulla acquisition based upon fair values on the date of acquisition.

On September 9, 2013, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Rock Oil Company, LLC (“Rock Oil”) for approximately $220 million in cash, subject to customary adjustments (the “Wycross acquisition”).  The closing of this transaction was completed on October 4, 2013 for an aggregate adjusted purchase price of $229.6 million.  The effective date of this acquisition was July 1, 2013.  The purchase price was funded with proceeds from the Company’s issuance of $200 million of 7.75% senior notes due 2021 with the remainder from the issuance of shares of common stock.

On September 18, 2013, the Company issued an additional $200 million in aggregate principal amount of its 7.75% senior notes due 2021 (the “Additional Notes”) in a private offering to eligible purchasers at a price to the purchasers of 96.5% of the principal amount of the Additional Notes.  The Company received net proceeds from this offering of approximately $188.8 million, after deducting the initial purchasers’ discounts and estimated offering expenses of approximately $4.2 million.  The Additional Notes were issued under the same indenture as the original senior notes issuance of $400 million on June 13, 2013, and are therefore treated as a single class of debt securities under the indenture.

Also, on September 18, 2013, the Company completed a public offering of 11,040,000 shares of common stock, at an issue price of $23.00 per share.  The Company received net proceeds from this offering of approximately $241.4 million, after deducting underwriters’ fees and offering expenses of approximately $12.5 million. Approximately $41.3 million was used to fund the purchase of the Wycross acquisition.

On May 21, 2014, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from SWEPI LP and Shell Gulf of Mexico Inc. (collectively “Shell”) for approximately $639 million in cash, subject to customary adjustments (the “Catarina acquisition”).  The closing of this transaction is expected to be completed on June 30, 2014.  The effective date of the transaction is January 1, 2014 and the closing purchase price adjustments are expected to be approximately $72 million, bringing our estimated adjusted purchase price to Shell at closing to approximately $567 million.  The purchase price is expected to be funded with borrowings under the Company’s First Lien Credit Agreement.

In connection with the proposed Catarina acquisition, the Company entered into commitment letters for $950 million in debt financing.  The $950 million in debt financing contemplated by the commitment letters consisted of an amendment and restatement of the Company’s First Lien Credit Agreement to increase the borrowing base from the current $400 million (with a $325 million elected commitment amount) to $550 million and for a limited time the Company will have additional availability of $100 million, and a $300 million bridge loan credit facility.  Availability of the debt financing is conditioned upon, and is intended to be available concurrently with, the closing of the Catarina acquisition and subject to the satisfaction of various customary closing conditions, including the execution and delivery of definitive documents.  The Company does not expect to utilize the bridge loan credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Cotulla, Wycross and Catarina acquisitions.  The Company’s historical consolidated balance sheet as of March 31, 2014 has been adjusted to include the pro forma effect of the Catarina acquisition as presented in Note 2 to the unaudited pro forma combined financial information.  The Company’s historical consolidated statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2013 have been adjusted to give pro forma effect to the Cotulla, Wycross and Catarina acquisitions as presented in Note 3 to the unaudited pro forma combined financial information. The Company’s historical consolidated statement of operations for the three months ended March 31, 2014 has been adjusted to give pro forma effect to the Catarina acquisition as presented in Note 3 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•                  The Cotulla acquisition completed May 31, 2013.

•                  The Wycross acquisition completed October 4, 2013.

•                  The Catarina acquisition expected to be completed June 30, 2014.

•                  The issuance of $63.8 million in 7.750% senior notes due 2021 to refinance the borrowings under the First Lien Credit Agreement to finance a portion of the Cotulla acquisition, and the related adjustments to interest expense. These senior notes were issued as part of the $400 million in 7.750% senior notes issued.

•                  The borrowing of $200 million in aggregate principal under our 7.750% senior notes due 2021 to finance a portion of the Wycross acquisition, and the related adjustments to interest expense.

•                  The borrowing of $567 million under the First Lien Credit Agreement to finance the Catarina acquisition, and the related adjustments to interest expense.

•                  Issuance of 4,500,000 shares of Series B Convertible Perpetual Preferred Stock to finance a portion of the Cotulla acquisition and related adjustments to preferred dividends.

•                  Issuance of approximately 1,800,000 common shares to finance a portion of the Wycross acquisition.

The unaudited pro forma combined balance sheet gives effect to the Catarina acquisition as if it occurred on March 31, 2014.  The unaudited pro forma combined statements of operations combine the results of operations of the Company for the year ended December 31, 2013 and the three months ended March 31, 2013 as if the Cotulla, Wycross and Catarina acquisitions had occurred on January 1, 2013. The unaudited pro forma combined statement of operations combines the results of operations of the Company for the three months ended March 31, 2014 as if the Catarina acquisition had occurred on January 1, 2013.

The unaudited pro forma combined financial information should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2013 and the Company’s Form 10-Q for the quarter ended March 31, 2014.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Cotulla, Wycross and Catarina acquisitions been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position.  The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined

Balance Sheet as of March 31, 2014

(in thousands)

		Pro Forma		Catarina		Sanchez
	Sanchez	Adjustments		Acquisiton		Pro Forma
	Historical	(Note 2)		(Note 2)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$110,847	$557,875	(a)	$(567,000	)(b)	$101,722
Oil and natural gas receivables	49,632	—		—		49,632
Joint interest billings receivables	9,854	—		—		9,854
Accounts receivables - related entities	69	—		—		69
Fair value of derivative instruments	52	—		—		52
Deferred tax asset	8,255	—		—		8,255
Other current assets	3,758	—		—		3,758
Total current assets	182,467	557,875		(567,000)		173,342

Oil and natural gas properties, at cost, using full cost method:
Unproved oil and natural gas properties	259,472	—		121,991	(b)	381,463
Proved oil and natural gas properties	1,435,036	—		459,415	(b)	1,894,451
Total oil and natural gas properties	1,694,508	—		581,406		2,275,914
Less: accumulated depreciation, depletion, amortization and impairment	(218,030)	—		—		(218,030)
Total oil and natural gas properties, net	1,476,478	—		581,406		2,057,884

Other assets:
Debt issuance costs, net	18,797	9,125	(a)	—		27,922
Fair value of derivative instruments	340	—		—		340
Other assets	2,699	—		—		2,699
Total other assets	21,836	9,125		—		30,961
Total assets	$1,680,781	$567,000		$14,406		$2,262,187

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,089	$—		$—		$28,089
Other payables	5,905	—		—		5,905
Accrued liabilities	149,841	—		—		149,841
Deferred premium liability	1,923	—		—		1,923
Fair value of derivative instruments	9,697	—		—		9,697
Total current liabilities	195,455	—		—		195,455

Long term debt, net of discount	593,484	567,000	(a)			1,160,484
Asset retirement obligations	7,125	—		14,406	(b)	21,531
Deferred tax liability	14,106	—		—		14,106
Deferred premium liability - long term	3,685	—		—		3,685
Fair value of derivative instruments - long term	529	—		—		529
Total liabilities	814,384	567,000		14,406		1,395,790

Commitments and contingencies

Stockholders’ equity:
Preferred stock	58	—		—		58
Common stock	520	—		—		520
Additional paid-in capital	890,905	—		—		890,905
Accumulated deficit	(25,086)	—		—		(25,086)
Total stockholders’ equity	866,397	—		—		866,397
Total liabilities and stockholders’ equity	$1,680,781	$567,000		$14,406		$2,262,187

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined

Statement of Operations

For the Three Months Ended March 31, 2014

(in thousands, except per share amounts)

				Catarina
		Catarina		Pro Forma		Pro Forma		Sanchez
	Sanchez	Acquisition		Adjustments		Adjustments		Pro Forma
	Historical	(Note 3)		(Note 3)		(Note 3)		Combined
REVENUES:
Oil sales	$119,675	$40,948		$—		$—		$160,623
Natural gas liquid sales	8,493	31,332		—		—		39,825
Natural gas sales	6,394	22,671		—		—		29,065
Total revenues	134,562	94,951	(a)	—		—		229,513
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	15,912	21,493	(b)	—		—		37,405
Production and ad valorem taxes	10,403	2,915	(c)	—		—		13,318
Depreciation, depletion, amortization and accretion	61,251	—		—		34,290	(d)	95,541
General and administrative	19,309	—		—		—		19,309
Total operating costs and expenses	106,875	24,408		—		34,290		165,573
Operating income (loss)	27,687	70,543		—		(34,290)		63,940
Other income (expense):
Interest and other income	12	—		—		—		12
Interest expense	(13,272)	—		(5,259	)(g)	—		(18,531)
Net losses on commodity derivatives	(9,117)	—		—		—		(9,117)
Total other income (expense)	(22,377)	—		(5,259)		—		(27,636)
Income (loss) before income taxes	5,310	70,543		(5,259)		(34,290)		36,304
Income tax expense	1,865	—		—		10,888	(h)	12,753
Net income	3,445	70,543		(5,259)		(45,178)		23,551
Less:
Preferred stock dividends	(18,193)	—		—		—		(18,193)
Net income allocable to participating securities	—	—		—		(247	)(k)	(247)
Net income (loss) attributable to common stockholders	$(14,748)	$70,543		$(5,259)		$(45,425)		$5,111

Net income (loss) per common share - basic and diluted	$(0.31)							$0.11
Weighted average number of shares	47,025							47,025

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined

Statement of Operations

For the Three Months Ended March 31, 2013

(in thousands, except per share amounts)

								Cotulla		Wycross		Catarina
		Cotulla		Wycross		Catarina		Pro Forma		Pro Forma		Pro Forma		Pro Forma	Sanchez
	Sanchez	Acquisition		Acquisition		Acquisition		Adjustments		Adjustments		Adjustments		Adjustments	Pro Forma
	Historical	(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)	Combined
REVENUES:
Oil sales	$29,327	$30,719		8,498		$45,346		$—		$—		$—		$—	$113,890
Natural gas liquid sales	928	1,057		113		18,750		—		—		—		—	20,848
Natural gas sales	780	1,143		97		20,637		—		—		—		—	22,657
Total revenues	31,035	32,919	(a)	8,708	(a)	84,733	(a)	—		—		—		—	157,395
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	3,258	15,823	(b)	675	(b)	33,232	(b)	—		—		—		—	52,988
Production and ad valorem taxes	2,050	1,753	(c)	403	(c)	2,476	(c)	—		—		—		—	6,682
Depreciation, depletion, amortization and accretion	13,373	—		—		—		—		—		—		52,846 (d)	66,219
General and administrative	7,737	—		—		—		—		—		—		—	7,737
Total operating costs and expenses	26,418	17,576		1,078		35,708		—		—		—		52,846	133,626
Operating income (loss)	4,617	15,343		7,630		49,025		—		—		—		(52,846)	23,769
Other income (expense):
Interest and other income	21	—		—		—		—		—		—		—	21
Interest expense	(1,084)	—		—		—		(2,501	)(e)	(3,996	)(f)	(9,259	)(g)	—	(16,840)
Net losses on commodity derivatives	(3,628)	—		—		—		—		—		—		—	(3,628)
Total other income (expense)	(4,691)	—		—		—		(2,501)		(3,996)		(9,259)		—	(20,447)
Income (loss) before income taxes	(74)	15,343		7,630		49,025		(2,501)		(3,996)		(9,259)		(52,846)	3,322
Income tax expense	—					—								1,193 (h)	1,193
Net income (loss)	(74)	15,343		7,630		49,025		(2,501)		(3,996)		(9,259)		(54,039)	2,129
Less:
Preferred stock dividends	(2,072)					—		(3,412	)(j)	—		—		—	(5,484)
Net income allocable to participating securities	—					—		—		—		—		—	—
Net income (loss) attributable to common stockholders	$(2,146)	$15,343		$7,630		$49,025		$(5,913)		$(3,996)		$(9,259)		$(54,039)	$(3,355)

Net income (loss) per common share - basic and diluted	$(0.06)														$(0.10)
Weighted average number of shares	33,099													1,795	34,894 (i)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

								Cotulla		Wycross		Catarina
		Cotulla		Wycross		Catarina		Pro Forma		Pro Forma		Pro Forma		Pro Forma		Sanchez
	Sanchez	Acquisition		Acquisition		Acquisition		Adjustments		Adjustments		Adjustments		Adjustments		Pro Forma
	Historical	(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)		Combined
REVENUES:
Oil sales	$290,322	$50,181		35,420		$206,354		$—		$—		$—		$—		$582,277
Natural gas liquid sales	13,013	1,569		564		108,658		—		—		—		—		123,804
Natural gas sales	11,085	1,855		370		90,169		—		—		—		—		103,479
Total revenues	314,420	53,605	(a)	36,354	(a)	405,181	(a)	—		—		—		—		809,560
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	35,669	23,942	(b)	2,278	(b)	128,302	(b)	—		—		—		—		190,191
Production and ad valorem taxes	17,334	2,749	(c)	1,683	(c)	11,841	(c)	—		—		—		—		33,607
Depreciation, depletion, amortization and accretion	134,845	—		—		—		—		—		—		216,817	(d)	351,662
General and administrative	47,951	—		—		—		—		—		—		—		47,951
Total operating costs and expenses	235,799	26,691		3,961		140,143		—		—		—		216,817		623,411
Operating income (loss)	78,621	26,914		32,393		265,038		—		—		—		(216,817)		186,149
Other income (expense):
Interest and other income	135	—		—		—		—		—		—		—		135
Interest expense	(30,934)	—		—		—		(4,168	)(e)	(12,187	)(f)	(25,037	)(g)	—		(72,326)
Net losses on commodity derivatives	(16,938)	—		—		—		—		—		—		—		(16,938)
Total other income (expense)	(47,737)	—		—		—		(4,168)		(12,187)		(25,037)		—		(89,129)
Income (loss) before income taxes	30,884	26,914		32,393		265,038		(4,168)		(12,187)		(25,037)		(216,817)		97,020
Income tax expense	3,986					—								23,235	(h)	27,221
Net income (loss)	26,898	26,914		32,393		265,038		(4,168)		(12,187)		(25,037)		(240,052)		69,799
Less:
Preferred stock dividends	(18,525)					—		(3,412	)(i)	—		—		—		(21,937)
Net income allocable to participating securities	(364)					—		—		—		—		(1,655	)(k)	(2,019)
Net income (loss) attributable to common stockholders	$8,009	$26,914		$32,393		$265,038		$(7,580)		$(12,187)		$(25,037)		$(241,707)		$45,843

Net income (loss) per common share - basic and diluted	$0.22															$1.22
Weighted average number of shares	36,379													1,311		37,690 (i)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma

Combined Financial Information

Note 1. Basis of Presentation

On May 31, 2013, the Company completed the Cotulla acquisition for an aggregate adjusted purchase price of $281.2 million.  The effective date of the transaction was March 1, 2013.

The purchase price was funded with borrowings under the Company’s First Lien Credit Agreement, which was subsequently replaced using proceeds from a June 13, 2013 offering of the Company’s 7.75% senior notes, cash on hand, and proceeds from the Company’s private placement of the Series B Convertible Perpetual Preferred Stock. The total purchase price was allocated to the assets purchased and liabilities assumed in the Cotulla acquisition based upon fair values on the date of acquisition.

On October 4, 2013, the Company completed the Wycross acquisition for an aggregate adjusted purchase price of $229.6 million.  The effective date of this acquisition was July 1, 2013.

The purchase price was funded with proceeds from the Company’s issuance of $200 million of 7.75% senior notes due 2021 and the issuance of shares of common stock.  The total purchase price was allocated to the assets purchased and liabilities assumed in the Wycross acquisition based upon fair values on the date of acquisition.

On May 21, 2014, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from SWEPI LP and Shell Gulf of Mexico Inc. (collectively “Shell”) for approximately $639 million in cash, subject to customary adjustments (the “Catarina acquisition”).  The closing of this transaction is expected to be completed on June 30, 2014.  The effective date of the transaction is January 1, 2014 and the closing purchase price adjustments are expected to be approximately $72 million, bringing our estimated adjusted purchase price to Shell at closing to approximately $567 million.  The purchase price is expected to be funded with borrowings under the Company’s First Lien Credit Agreement.

In connection with the proposed Catarina acquisition, the Company entered into commitment letters for $950 million in debt financing.  The $950 million in debt financing contemplated by the commitment letters consisted of an amendment and restatement of the Company’s First Lien Credit Agreement to increase the borrowing base from the current $400 million (with a $325 million elected commitment amount) to $550 million and for a limited time the Company will have additional availability of $100 million, and a $300 million bridge loan credit facility.  Availability of the debt financing is conditioned upon, and is intended to be available concurrently with, the closing of the Catarina acquisition and subject to the satisfaction of various customary closing conditions, including the execution and delivery of definitive documents.  The Company does not expect to utilize the bridge loan credit facility.

The Wycross and Cotulla acquisitions are reflected in the Company’s historical consolidated balance sheet as of March 31, 2014.  The accompanying unaudited pro forma combined balance sheet as of March 31, 2014 has been prepared to give effect to the Catarina acquisition as if it occurred on March 31, 2014 and the unaudited pro forma combined statements of operations have been prepared to give effect to the Cotulla, Wycross and Catarina acquisitions, including the First Lien Credit Agreement and Senior Notes borrowings and the issuance of preferred and common shares discussed above, as if they had occurred on January 1, 2013.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information.  However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Cotulla, Wycross and Catarina acquisitions.  The Company believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2. Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) — (b) to the unaudited pro forma combined balance sheet as of March 31, 2014 are to reflect the Company’s Catarina acquisition, expected to be completed on June 30, 2014, as follows:

(a)         To record borrowings under the First Lien Credit Agreement, including additional costs incurred for the availability of the bridge loan and borrowings under the First Lien Credit Agreement used to finance the Catarina acquisition.

Notes to Unaudited Pro Forma

Combined Financial Information

(b)         To record the acquisition of certain unproved and proved oil and natural gas properties and asset retirement obligations associated with the oil and natural gas properties acquired.

Total cash consideration for the Catarina acquisition is expected to be $639 million, before consideration of any normal and customary closing adjustments.  The effective date of the transaction is January 1, 2014 and the closing purchase price adjustments are expected to be approximately $72 million, bringing our estimated adjusted purchase price to Shell at closing to approximately $567 million.  The measurement of the fair value of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments will be completed at closing, which is expected to be on June 30, 2014.

Note 3. Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statements of operations for the three months ended March 31, 2014 and 2013 and the year ended December 31, 2013 include adjustments to reflect the following:

(a)         Represents the increase in oil, natural gas liquids and natural gas sales resulting from the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(b)         Represents the increase in oil and natural gas production expenses resulting from the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(c)          Represents the increase in production taxes resulting from the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(d)         Represents the increase in depreciation, depletion, amortization and accretion resulting from the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(e)          Represents the pro forma interest expense and amortization of debt issuance costs related to borrowings under the Company’s First Lien Credit Agreement to fund a portion of the Cotulla acquisition completed during 2013, calculating interest expense using 7.75% associated with the senior notes due 2021 as the senior notes replaced the First Lien Credit Agreement in financing the acquisition.

(f)           Represents the pro forma interest expense, amortization of debt issuance costs, and accretion of debt discount related to the issuance of the $200 million 7.750% senior notes due 2021 to fund a portion of the Wycross acquisition completed during 2013.

(g)          Represents the pro forma interest expense and amortization of debt issuance costs related to borrowings under the Company’s First Lien Credit Agreement to fund the Catarina acquisition to be completed during 2014, calculating interest expense using 3.04% per the terms of the First Lien Credit Agreement.

(h)         Represents the incremental income tax expense related to the pro forma effects of combining the Company’s operations with the Cotulla, Wycross and Catarina assets’ operations.

(i)             Represents the pro forma weighted average shares outstanding, including 1.8 million shares of common stock issued related to the Wycross acquisition.

(j)            Represents the pro forma preferred stock dividends related to the Series B Convertible Perpetual Preferred Stock, proceeds of which were used to fund a portion of the Cotulla acquisition completed during 2013.

(k)         Represents the pro forma net income allocated to participating restricted stock.

Summary Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

The following tables set forth summary pro forma information with respect to the Company’s and the Cotulla, Wycross and Catarina acquisitions’ pro forma combined estimated net proved, proved developed and proved undeveloped oil, natural gas liquids and natural gas reserves as of and for the year ended December 31, 2013.  This pro forma information gives effect to the Cotulla, Wycross and Catarina acquisitions as if they had occurred on January 1, 2013.  Future exploration, exploitation and development expenditures, as well as future commodity prices and services costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated pro forma quantities of oil, natural gas liquids and natural gas reserves as of December 31, 2013:

	Oil (mbo)
						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	18,266	9,623	8,950	14,872	—	51,711
Revisions of previous estimates	(1,608)	(335)	(180)	—	515	(1,608)
Extensions, discoveries and other	13,719	686	1,695	—	(2,381)	13,719
Purchases of reserves in place	17,952	—	—	—	(17,745)	207
Production	(2,909)	(1,289)	(448)	(2,281)	909	(6,018)
December 31, 2013	45,420	8,685	10,017	12,591	(18,702)	58,011

	Natural Gas Liquids (mbbl)
						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	310	1,842	897	25,628	—	28,677
Revisions of previous estimates	2,286	789	(138)	—	(651)	2,286
Extensions, discoveries and other	1,830	109	132	—	(241)	1,830
Purchases of reserves in place	2,644	—	—	—	(2,644)	—
Production	(455)	(278)	(19)	(3,743)	202	(4,293)
December 31, 2013	6,615	2,462	872	21,885	(3,334)	28,500

	Natural Gas (mmcf)
						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	15,788	18,536	6,563	178,526	—	219,413
Revisions of previous estimates	(5,923)	(1,325)	(1,936)	—	3,261	(5,923)
Extensions, discoveries and other	8,894	837	798	—	(1,635)	8,894
Purchases of reserves in place	24,445	—	—	—	(24,324)	121
Production	(3,048)	(1,992)	(174)	(24,400)	1,391	(28,223)
December 31, 2013	40,156	16,056	5,251	154,126	(21,307)	194,282

	Total (mboe)
						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	21,207	14,554	10,941	70,254	—	116,956
Revisions of previous estimates	(309)	234	(641)	—	407	(309)
Extensions, discoveries and other	17,030	934	1,960	—	(2,894)	17,030
Purchases of reserves in place	24,671	—	—	—	(24,443)	228
Production	(3,872)	(1,899)	(496)	(10,091)	1,343	(15,015)
December 31, 2013	58,727	13,823	11,764	60,163	(25,587)	118,890

	Sanchez	Catarina	Pro Forma
	Historical (a)	Acquisition	Combined

Estimated proved developed reserves:
Oil (mbo)	17,973	7,566	25,539
Natural gas liquids (mbbl)	3,309	12,638	15,947
Natural gas (mmcf)	20,582	93,925	114,507
mboe	24,712	35,857	60,569

Estimated proved undeveloped reserves:
Oil (mbo)	27,447	5,025	32,472
Natural gas liquids (mbbl)	3,306	9,247	12,553
Natural gas (mmcf)	19,574	60,201	79,775
mboe	34,015	24,306	58,321

(a)         The Sanchez Historical includes Sanchez, the Cotulla Acquisition and the Wycross Acquisition.

The standardized measure of pro forma discounted future net cash flows relating to the combined proved oil, natural gas liquids and natural gas reserves at December 31, 2013 is as follows (in thousands):

			Sanchez
	Sanchez	Catarina	Pro Forma
Standardized Measure	Historical	Acquisition	Combined
Future cash inflows	$4,873,808	$2,424,809	$7,298,617
Future production costs	(1,293,653)	(1,076,093)	(2,369,746)
Future development costs	(900,820)	(553,550)	(1,454,370)
Future income taxes	(547,634)	(110,951)	(658,585)
Discount to present value at 10% annual rate	(922,146)	(274,891)	(1,197,037)
Standardized measure of discounted future net cash flows	$1,209,555	$409,324	$1,618,879

For the December 31, 2013 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed for oil and condensate using an unweighted twelve month average West Texas Intermediate posted price of $96.78 for both the Sanchez historical and the Catarina acquisition. For NGLs, the average price was based on an unweighted twelve month average Mt. Belvieu posted price of $41.23 for both the Sanchez historical and the Catarina acquisition.  For natural gas the average price was based on an unweighted twelve month average Henry Hub spot natural gas price average of $3.67 for both the Sanchez historical and the Catarina acquisition.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows (in thousands):

						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
Summary of Changes	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Balance, beginning of period	$286,300	$252,462	$224,496	$466,838	$—	$1,230,096
Changes in prices and costs	(53,586)	(21,044)	13,725	131,007	(9,942)	60,160
Revisions of previous quantity estimates	(8,073)	5,815	(23,778)	—	17,202	(8,834)
Extensions and discoveries	347,503	17,441	55,117	—	(72,558)	347,503
Sales of oil and gas - net of production costs	(261,417)	(97,316)	(40,144)	(270,039)	78,153	(590,763)
Net change in income taxes	(167,250)	(20,464)	(10,974)	37,588	24,058	(137,042)
Changes in development costs	455,182	86,590	7,560	—	(100,471)	448,861
Accretion of discount	28,630	25,246	22,450	46,684	—	123,010
Purchase of reserves in place	552,887	—	—	—	(543,714)	9,173
Other - net	29,379	20,865	7,590	(2,754)	81,635	136,715
Net change	923,255	17,133	31,546	(57,514)	(525,637)	388,783
Balance, end of period	$1,209,555	$269,595	$256,042	$409,324	$(525,637)	$1,618,879